Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinions of counsel regarding the Asset Manager Portfolio, Asset Manager: Growth Portfolio, Contrafund Portfolio and Investment Grade Bond Portfolio series of Variable Insurance Products Fund II (the "trust"), filed as part of this Post-Effective Amendment No. 47 to the Trust's Registration Statement on Form N-1A (File No. 033-20773 and 811-05511), incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 41 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

June 13, 2005